AMENDMENT TO SECURITIES LENDING AGREEMENT

AMENDMENT (“Amendment”), effective as of March 1, 2011, to the Securities Lending Agreement (“Agreement”), amended and restated as of February 9, 2010 between the Bank and Pacholder High Yield Fund, Inc., JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., JPMorgan Insurance Trust and JPMorgan Institutional Trust on behalf of certain JPMorgan Funds (each a “Lender”) with each having its principal place of business at 245 Park Avenue New York, NY 10017, and JPMorgan Chase Bank N.A. (“Bank”), having its principal place of business at 270 Park Avenue, New York, New York 10017-2070.

It is hereby agreed as follows:

1.	In order to reflect that certain Lenders have terminated the Agreement including J.P. Morgan Fleming Mutual Fund Group, Inc. and to update the names of the Lenders, existing Exhibit A to the Agreement (Participating Funds) is hereby deleted in its entirety and the version of Exhibit A as attached hereto is hereby substituted in lieu thereof. Substituted Exhibit A shall be effective as of March 1, 2011.

2.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3.	All references to the Agreement, Exhibit A in the Agreement or any other document executed or delivered in connection therewith shall, from and after the effective date of this Amendment, be deemed to be references to the Agreement, as amended hereby, unless the context expressly requires otherwise.

4.	This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.

JPMORGAN CHASE BANK, N.A.

By	/s/ N.P. Arthur
Name: N.P. Arthur
Title: Executive Director

Pacholder High Yield Fund, Inc.

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

JPMorgan Trust I

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

JPMorgan Trust II

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

J.P. Morgan Fleming Mutual Fund Group, Inc.

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

JPMorgan Insurance Trust

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

JPMorgan Institutional Trust

By	/s/ Patricia A. Maleski
Name: Patricia A. Maleski
Title: President

Exhibit A

Participating Funds

JPMorgan Trust I

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan International Equity Fund
2.	JPMorgan Intrepid European Fund
3.	JPMorgan International Opportunities Fund
4.	JPMorgan International Value Fund

JPMorgan Trust II

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Core Bond Fund
2.	JPMorgan Core Plus Bond Fund
3.	JPMorgan High Yield Fund
4.	JPMorgan Short Duration Bond Fund
5.	JPMorgan International Equity Index Fund

JPMorgan Insurance Trust

Name of Investment Advisor: Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Insurance Trust Core Bond Portfolio

Pacholder High Yield Fund, Inc. (name of Lender)

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Institutional Trust

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Core Bond Trust

JPMorgan Intermediate Bond Trust